Exhibit 5

DINSMORE & SHOHL LLP P.O. Box 11887 Charleston, WV 25339-11887 www.dinsmore.com
Ashley C. Pack (304) 357-9937 (direct) ^ (304) 357-0919 (fax) ashley.pack@dinsmore.com
August 16, 2018

City Holding Company
25 Gatewater Road
Cross Lanes, WV 25356

Ladies and Gentlemen:
We have acted as counsel to City Holding Company, a West Virginia corporation (“City”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-4 (together with all amendments and exhibits thereto, the “Registration Statement”), by City to register 1,219,096 common shares of City, no par value per share (the “Shares”), issuable upon consummation of the merger of Poage Bankshares, Inc. (“Poage”), with and into City, pursuant to the terms of an Agreement and Plan of Merger, dated as of July 11, 2018, between City and Poage (as may be amended from time to time, the “Merger Agreement”). We are furnishing this opinion letter pursuant to Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K under the Securities Act.
In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the proxy statement/prospectus contained therein, the Merger Agreement, and other such records, agreements and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.
As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations and warranties made in the Merger Agreement by the parties thereto and originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of City and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.
Our opinion set forth below is limited to the laws of the State of West Virginia and federal laws of the United States that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Registration Statement, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules or regulations.
This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.
Based upon the foregoing, and subject to all of the other assumptions, limitations, and qualifications set forth herein, we are of the opinion that the Shares to be issued in connection with the transactions contemplated by the Merger Agreement have been duly authorized and, when the Registration Statement has been declared effective by order of the Commission and the Shares have been duly issued and delivered in accordance with the terms and conditions of the Merger Agreement and as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.
We are expressing no opinion as to any obligations that parties other than City may have under or in respect of the Shares or as to the effect that their performance of such obligations may have upon any of the matters referred to above.
We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DINSMORE & SHOHL LLP

/s/ Ashley C. Pack, Partner